Exhibit 99.1

SUBSCRIPTION AGREEMENT

CHARMED HOMES INC.
60 Mt Kidd Point SE
Calgary, Alberta
Canada T2Z 3C5

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Charmed Homes Inc. (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Ian Quinn and Mr. Kevin Liggins solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Quinn or Mr. Liggins.

MAKE CHECK PAYABLE TO: CHARMED HOMES INC.

Executed this _____ day of ___________________, 2007.

__________________________________	_______________________________________

________________________________	Signature of Purchaser

________________________________
Address of Purchaser

________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________	X $0.10	___________	=	US$
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash:_______	Check #: _________________	Other: ___________________

CHARMED HOMES INC.

By: ________________________________________

Title: ______________________________________